DICKINSON WRIGHT PLLC
                             101 N. Main, Suite 430
                         Ann Arbor, Michigan 48104-5507
                            Telephone: (734) 623-7075
                            Facsimile: (734) 623-7073

March 11, 2001



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related prospectus and Statement of Additional Information.

                                    Very truly yours,

                                    DICKINSON WRIGHT PLLC

                                    /s/ Thomas D. Hammerschmidt Jr.

                                    Thomas D. Hammerschmidt Jr.
TDH/